UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2007

Colgate-Palmolive Company

Employees Savings & Investment Plan

(Exact name of registrant as specified in its charter)

Delaware	001-00644	131815595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue

New York, New York 10022

(Address of principal executive offices and zip code)

(212) 310-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(Solely for the Colgate-Palmolive Company Employees Savings & Investment Plan)

This Form 8-K relates solely to the Colgate-Palmolive Company Employees Savings & Investment Plan (the “Plan”). The Employee Relations Committee of Colgate-Palmolive Company (the “Plan Administrator”) administers the plan pursuant to authority delegated by the Board of Directors of Colgate-Palmolive Company and pursuant to the terms and conditions of the Plan. On June 5, 2007, upon completion of a formal proposal process among various firms, the Plan Administrator appointed Grant Thornton LLP (“Grant Thornton”) as the new independent registered public accounting firm for the Plan. Previously, Mitchell & Titus, LLP (“Mitchell & Titus”) served as the independent registered public accounting firm for the Plan for the fiscal years ended December 31, 2002 through 2005. As disclosed on a Form 8-K dated November 22, 2006, Mitchell & Titus resigned as the independent registered public accounting firm of the Plan to avoid any potential future conflict of interest in light of its joining Ernst & Young Global Limited. During its engagement and through the date of this Form 8-K, there were no disagreements with Mitchell & Titus on any matter of accounting principles or practices, financial statement disclosures, auditing scope or procedure.

During the plan years ended December 31, 2006 and 2005 and during the period between December 31, 2006 and through the date of this Form 8-K, neither the Plan nor anyone on its behalf consulted Grant Thornton regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Plan’s financial statements, and no written report or oral advice was provided to the Plan that Grant Thornton concluded was an important factor considered by the Plan in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

The Plan: Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY
EMPLOYEES SAVINGS AND INVESTMENT PLAN
(Name of Plan)

/s/ STEPHEN C. PATRICK
Stephen C. Patrick
Chief Financial Officer
Colgate-Palmolive Company

Date: June 8, 2007